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                                                                     EXHIBIT 3-A

                               CODE OF REGULATIONS
                                       OF
                           FRISCH'S RESTAURANTS, INC.
                        (as amended on October 16, 1996)

                                    ARTICLE I

         Section 1. The principal officers of the corporation shall be a President, an Executive Vice President and one or more Vice Presidents, a Secretary, and a Treasurer, and, if the Board of Directors and the Chairman of the Board of Directors shall be members of the Board of Directors. Any two of the offices may be held by the same person (except that the same person shall not be both President and Vice President).

         Section 2. All principal officers shall be elected, and all vacancies in such offices be filled by the Board of Directors. The terms of office of said officers shall extend from their respective elections to the next organization meeting of the Board of Directors, and until their respective successors are elected, but the Board of Directors may, at any time, remove any officer with or without cause.

         Section 3. The board of directors may, from time to time, in its discretion, create, and fill by the election, or cause to be filled by appointment by one of the principal officers, one or more assistant secretaryships, one or more assistant treasureships, and such other offices, assistant or subordinate to any of the principal offices above named, as it shall deem necessary to the proper conduct of the business of the corporation, and may prescribe the terms of office, qualifications, authorities and duties of the holders of such offices. The board of directors may, at any time, in its discretion, abolish any such office created by it, and the term of office of any holder of such office shall thereupon terminate, anything in these regulations contained to the contrary notwithstanding. In case of the absence or


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disability of any officer of the corporation, the board of directors may, unless otherwise provided herein, delegate to any other officer, or to any director, of the corporation, all, or any part, of the authority and duties of such absent or disabled officer.

         Section 4. The compensation of the officers of the corporation shall be such as shall from time to time be fixed by the board of directors, and the fixing of the salaries of the principal officers shall not be delegated to a committee. The board of directors may, in its discretion, at any time, require any officer of the corporation to give, for the faithful performance of his duties, bond, in form and amount, and with surety, satisfactory to the board of directors.

         Section 5. (a) If there be a chairman of the board of directors, he shall preside at all meetings of said board, and of the shareholders, and shall perform such other duties, and have such authority, not inconsistent with law and these regulations, as shall be imposed or conferred upon him by the board of directors.

                     (b) The president shall (unless the chairman of the board of directors, if any, be present), preside at all meetings of the shareholders and board of directors of the corporation; shall, subject to the direction and control of the board of directors, be the chief executive office of the corporation, and have general supervision and direction of all other officers of the corporation, and general charge of its business and property; and shall be ex officio a member of all standing committee of the board of directors, except the executive committee, if there be one; shall, unless otherwise ordered by the board of directors, or provided herein, sign all instruments of writing to which it is customary to affix the seal of the corporation (provided however, that certificates for shares may be signed by the chairman of the board or any vice-president of the corporation); shall keep the board of directors and the executive committee, if there be one, fully informed about the affairs of the corporation; and shall make to the


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annual meeting of the shareholders a full and true statement of the corporate affairs.

                           (c) The vice-presidents shall be designated,
"Executive Vice-President," "First Vice-President," "Second Vice-President," etc. and shall, in the order of such designation (unless another order be specified by the board of directors), in case of the absence or disability of the president, exercise his authority and perform his duties, and shall respectively perform such other duties, and have such other authority, not inconsistent with these regulations, as shall be imposed or conferred upon them by the board of directors; but a vice-president who is not a director may not succeed to the office of president.

                           (d) The secretary, in addition to all authority and
duties provided by law, shall attend, as hereinbefore, or by law, provided, to the giving of notices of shareholders' meetings; shall give notice of directors' meetings, when required by the by-laws or resolutions of the board of directors so to do; shall keep and sign the minutes of all meetings of the shareholders, the board of directors, and the committees thereof; shall keep such other records as the board of directors or any committee thereof shall require; shall have charge of the corporate seal, and (subject to the rules and regulations of the board of directors and the transfer agents and registrars, if any, of the shares of the corporation) shall have custody of the share certificate books and share records, and attend to the issuance of certificates for shares, of the corporation; and shall sign all instruments to which the seal of the corporation shall be authorized to be affixed (provided, however, that certificates for shares of the corporation may be signed by the treasurer or by any assistant treasurer or assistant secretary of the corporation); but, subject to the general control and direction of the secretary, any of his authorities or duties may be delegated by him, or by the board of directors, to any assistant secretary of the corporation.

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                           (e) The treasurer, in addition to all authority and
duties provided by law, shall, subject to the direction of the board of directors of the corporation, have custody of the corporate funds and securities; shall keep full and accurate accounts of all receipts and disbursements thereof; shall deposit all moneys and other funds of the corporation in such depositories as shall from time to time be designated by the board of directors, the same to be withdrawn as the board of directors shall from time to time direct; shall render, at meetings of shareholders, such financial statements of the corporation as shall be required by law, and from time to time, as requested by the president or board of directors of the corporation, shall render statements of his transactions and accounts, and of the financial condition of the corporation; shall, unless otherwise ordered by the board of directors, sign all commercial paper of the corporation and shall, upon the expiration of his term of office, account for and deliver to the corporation all books, vouchers, papers, moneys and other property of whatever kind, of the corporation, in his possession or under his control; but, subject to the general control and direction of the treasurer, any of his authorities or duties may be delegated by him, or by the board of directors, to any assistant treasurer of the corporation.

                           (f) In addition to the authorities and duties
hereinabove provided, the principal officers of the corporation shall have such other authorities and duties as are usually incident to such offices in corporation engaged in business similar to that of this corporation, and such other authorities and duties as shall from time to time be conferred upon, or required of, them, respectively, by the Board of Directors. Anything in these regulations to the contrary notwithstanding, the Board of Directors may at any time provide, either for specific cases, or generally, that any written instrument to be executed, signed or delivered, or any other thing to be done, in the name or upon behalf of the corporation, may be so signed, executed,




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delivered or done, by any one or more of the principal officers, or by any other officer, agent or attorney, of the corporation, designated for such purpose by the Board of Directors; provided, however, that certificates for shares of the corporation shall be signed as provided in Section 1 of Article 1 of these regulations.

                                   ARTICLE II

         Section 1. The business of the corporation shall be managed and conducted by a Board of Directors consisting of not less than five (5) nor more than nine (9) members, one of whom shall be designated Chariman and none of whom need be shareholders of the corporation. A majority of the Directors and of each committee of the Directors of the Corporation shall be persons who are not, and have not been within three years of the date of their selection, an officer or employee of the Corporation or a relative of any such person or a person having a material relationship with the Corporation as an advisor or consultant.

         Section 2. The Board of Directors shall be elected at the annual meeting of the shareholders, or, if not then elected, or if such meeting be not held at the time fixed therefore, then at a special meeting held for the purpose of electing directors. The Board of Directors shall be divided into two classes consisting of not less than three Directors each. Directors elected at the first election of the first class shall hold office for a term of one year. Directors elected at the first election of the second class shall hold office for a term of two years. In each instance, such Directors shall hold office until their successors are elected and qualified. Upon expiration of the terms of office of the Directors as set forth above, their successors shall be elected for a term of two years and until their successors are elected and qualified. The election of directors shall, if the number of persons nominated be greater than the number of directorships to be filled, be by ballot. At all election of directors the candidates receiving the



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greatest number of votes shall be elected. In the event that less than nine (9)
be elected at any annual meeting of shareholders any vacancy or vacancies left open may be filled at anytime by the Board.

         Section 3. Any director may, at any time, resign, by the written resignation delivered to the secretary, or an assistant secretary, of the corporation, and such resignation shall, unless otherwise specified therein, be effective upon such delivery. Vacancies in the Board of Directors may be filled by a majority vote of the remaining directors until the next annual meeting. Shareholders entitled to elect Directors shall have the right to fill any vacancy in the Board (whether the same has been temporarily filled by the remaining directors or not, and notwithstanding the provisions of Section 2 above) at any meeting of the shareholders attended by a quorum thereof, held for any purpose during the interim, and any directors elected at such meeting of the shareholders shall serve until the next annual election of directors, and until their successors are elected and qualified. If the office of the Chairman of the Board becomes vacant between annual meetings, it may likewise be filled at any subsequent or interim meeting of the shareholders.

         Section 4. For their attendance at meetings of the Board of Directors or of any committee of the Board, directors who do not receive regular compensation from the corporation in any other capacity may be paid such compensation as the Board of Directors shall from time to time fix, and there shall be paid to all directors their reasonable expenses incurred in attending meetings of the Board of Directors or of any committee thereof.

         Section 5. The Board of Directors shall have all authority, in the conduct, control and management of the business and property of the corporation, which shall be consistent with law, the articles and these regulations, including (but not hereby limiting the generality of the foregoing grant of authority) authority to adopt and alter the corporate



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seal; to fix the fiscal year of the corporation; to fix, within the limits prescribed in the articles, the plan of its principal office; to establish and discontinue, at such times and places as the board of directors shall deem proper, offices of the corporation, in addition to its principal office; and to appoint, from the board's own number, change the membership of, and remove, an executive committee, and other committees, with such authority (including the authority to act by writing, signed by all members of the committee, without a meeting) and duties, not inconsistent with the law, the articles and these regulations, as provided in these regulations, any authority herein or by law conferred upon the board of directors, may, in the interval between meetings of the board of directors, be exercised by any committee of the board to whom the board shall delegate the same.

                                   ARTICLE III

         Section 1. The Annual Meeting of the Stockholders shall be held at Cincinnati, Ohio on the first Monday in October, at which meeting the Board of Directors shall be chosen. If for any reason it be impractical to hold the meeting at such time, the President shall call a meeting as soon thereafter as its practical.

         Section 2. Upon the election of the Directors, the Secretary shall notify the several Directors of their election, and they shall within five days after their election meet for the purpose of organizatio and transaction of business.

         Section 3. Stockholders shall be entitled to one vote for each share of stock held by them.

         Section 4. Special meetings of shareholders may be called at any time by the Presidnet, and must be called by the President upon written request of the holders of 50% of the outstanding shares entitled to vote at such special meeting. Written notice of such



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meetings stating the place, date and hour of the meeting, the purpose or purposes for which it is called, shall be given not less than 7 nor more than 60 days before the date set for the meeting by directing said notice to each stockholder at his last known place of residence. No business other than that specified in the notice of meeting shall be transacted at any such special meeting.

                                   ARTICLE IV

         Section 1. The annual meeting of the Board of Directors shall be held on the third Monday in August commencing with the calendar year 1961, and for every year thereafter.

         Section 2. The Board of Directors shall have the right to designate at which times and places it shall hold other meetings.

         Section 3. Sepcial meetings of the Board of Directors may be called by any two of the Directors by written notice of the time and place and object of such meeting, which notice shall be mailed to or personally served on all the Directors at least two days before the time fixed for said meeting. If notice be sent by mail, said notice shall be directed to the last known place of residence of each said Directors.

                                    ARTICLE V

         Any meeting of stockholders or of the Board of Directors may be held within or without the State of Ohio.

                                   ARTICLE VI

         It shall be the duty of the Board of Directors to exercise general supervision over the affairs of the Company, advise with its officers, fix their compensation, and cause to be prepared a report of the business


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setting forth the assets and liabilities and submit the same for the consideration of the stockholders at the annual meetings, to declare dividends and order the same paid at such times as they may determine upon and as the net earnings and conditions of the business warrant. Said Board of Directors, or any officer thereof, to commence, prosecute or enforce or to defend, answer or oppose all actions or other legal proceedings touching any of the matters concerning said corporation, or to compromise, require an arbitration or submit a judgment in any action or proceeding brought against said company.

                                   ARTICLE VII

         Section 1. Each shareholder of the corporation shall be entitled to a certificate, certifying (or certificates, certifying in the aggregate), the number and class of paid-up shares of the corporation held by him, but no certificates shall be issued for a share until it is fully paid. Such certificates shall be of such form and content, not inconsistent with law and the articles, as shall be determined by the board of directors, shall be consecutively numbered in each class of shares, shall be signed by the chairman of the board of directors or the president or any vice-president and by the secretary, or, any assistant secretary, or the treasurer, or any assistant treasurer, (and shall bear an impression of the seal, of the corporation or a facsimile thereof); provided, however, that when any such certificate is countersigned by a transfer agent, who is not an employee of the corporation, or by a transfer clerk or by a registrar, the signatures of any such chairman, president, vice-president, secretary, assistnat secretary, treasurer or assistant treasurer (and the seal of the corporation), upon such certificate may be facsimiles, engraved, stamped or printed. A full record of each certificate so issued shall be kept by the secretary, or by a transfer agent of the shares, of the corporation. Such record shall show the number of the certificate, the number and class of shares represented thereby, the date of issuance, the name of the shareholder, his address, as furnished by him to the corporation, and, if the certificate


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be issued upon a transfer of shares, from whom transferred, and the number of the certificate surrendered for transfer. Certificates may, if authorized by the Board of Directors, be issued for fractions of shares.

         Section 2. Subject to any applicable provisions of law or of the articles, transfers of shares of the corporation shall be made only upon its books, upon surrender and cancellation of a certificate or certificates for the shares to transferred, and upon compliance with such reasonable requirements as shall be prescribed by the Board of Directors, or by the respective transfer agents and registrars, if any, of the shares of the corporatin. Any certificate so presented for transfer shall be indorsed, or shall be accompanied by a separate written assignment or a power of attorney to sell, assign and transfer such certificate and the shares represented thereby, signed, by the person appearing by the certificate to be the owner of the shares represented thereby, or by a duly appointed guardian, or executor or administrator, of the estate of such person.

         Section 3. The Board of Directors, may from time to time, appoint and remove one or more agents, to keep the records of the corporation's shares, and to transfer or register (or both) such shares, in such places, and with such powers, not inconsistent with law and these regulations, as the Board of Directors shall deem proper.

         Section 4. No certificate of stock shall be transferred so long as the holder thereof, whether legally or equitably, shall be indebted to the company, and the company shall have a first and paramount lien upon all stock of any holder who may be indebted to the company.

                                  ARTICLE VIII

         Unless changed by a majority vote, at all stockholder's meetings the order of business shall be as follows:


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                  1.       Reading of the Minutes;
                  2.       Reading of Reports and Statements;
                  3.       Unfinished Business;
                  4.       Election of Directors;
                  5.       New or Miscellaneous Business.

                                   ARTICLE IX

         The corporation shall indemnify any person who was or is a party to any pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, or who is threatened to be made a party to any such action, suit or proceeding whether threatened, pending or completed, by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture trust or other enterprise, against all expenses actually and reasonably incurred by the person in connection with such action, suit, or proceeding, including but not limited to judgments, fines and amounts paid in settlement, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that the person's conduct was unlawful.



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         Further, the corporation shall indemnify any person who was or is a party to any pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor or who is threatened to be made a party to any such action suit or proceeding, whether threatened, pending or completed, by reason of the fact that the person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise, against all expenses actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, but not including judgments or amounts paid in settlement, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person's duty to the corporation unless, and only to the extent that the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.

         Any indemnification, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indeminification of the director, officer, partner or trustee is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to or threatened with such action, suit, or proceeding, or if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel


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other than an attorney, or a firm having associated with it an attorney, who has been retained buy or who has performed services for the corporation or any person to be indemnified within the past five years. Any determination made by the disinterested directors or by independent legal counsel shall be promptly communicated to any person who threatened or brought an action or suit by or in the right of the corporation.

         The foregoing notwithstanding, to the extent that such a director, officer, partner or trustee has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above or in defense of any claim, issue, or matter therein such person shall be entitled to indemnification against all expenses actually and reasonably incurred by such person in connection therewith as a matter of right, without the necessity of a determination that indemnification is proper.

         Expenses incurred in defending any action, suit, or proceeding, may be paid by the corporation in advance of the final disposition of the same as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, partner or trustee to repay such amount if it is ultimately determined that such person is not entitled to indemnification under this article.

         The rights of indemnification granted by this article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Ohio General Corporation Law, the Articles of Incorporation or Code of Regulations of this corporation or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in such person's official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, executors, and administrators of such person.



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         The corporation may purchase and maintain insurance on behalf of any person required or authorized to be indemnified under this article against any liability asserted against or incurred by such person in or arising out of such persons status as a director, officer, partner or trustee as specified in this article, whether or not the corporation would have the power to indemnify such person under this article.

         As used in this article, references to "the corporation" include all constituent corporations and the new or surviving corporation in a consolidation or merger so that any person who is or was a director or officer of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under this article with respect to the new or surviving corporation as the person would if the person had served the new or surviving corporation or at the request of the new or surviving corporation in the same capacity.

         In the discretion of the board of directors of the corporation, any person who is or was serving as an employee or agent of the corporation or, at the request of the corporation, as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified by the corporation under the circumstances and to the extent that indemnification would be required or authorized for a person acting as a director or officer of the corporation or director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise under this article.

                                    ARTICLE X

         These Regulations or any of them may be altered, amended, repealed or suspended at any special meeting of the stockholders, provided that notice of the proposed alteration, amendment or repeal


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shall be filed with the Secretary of the company not less than two (2) weeks before the time of such special meeting and its purpose shall be given to each stockholder at least seven (7) days prior to the date thereof, at his last known place of residence. Action at such meeting may be taken by a majority vote of stockholders represented thereat. These Regulations or any of them may be altered, amended, repealed or suspended at any annual meeting of the stockholders by a majority vote of stockholders represented at such meeting, and in such event no previous advice to stockholders shall be required.